UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
March 6, 2008
(Date of earliest event reported)
ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada (State or other jurisdiction of incorporation or organization)	0-29370 (Commission File Number)	N/A (I.R.S. Employer Identification Number)
363 N. Sam Houston Parkway East
Suite 1200
Houston, Texas 77060
(Address of principal executive offices, including zip code)
(281) 876-0120
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement
The information in Item 2.03 below is incorporated herein by reference.
Section 2 — Results of Operations and Financial Condition

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On March 6, 2008, Ultra Petroleum Corp.’s wholly-owned subsidiary Ultra Resources, Inc. (the “Company”) issued $300 million Senior Notes (the “Notes”) pursuant to a Master Note Purchase Agreement between the Company and the purchasers of the Notes listed therein. The following is a summary of the material terms of the Master Note Purchase Agreement, a copy of which is attached to this document and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Master Note Purchase Agreement.
The Notes rank pari passu with the Company’s bank credit facility. Payment of the Notes is guaranteed by Ultra Petroleum Corp. and UP Energy Corporation. Of the Notes, $200 million are 5.92% Senior Notes due 2018 and $100 million are 5.45% Senior Notes due 2015. Proceeds from the sale of the Notes will be used to repay bank debt but will not reduce the size of the revolving credit facility. The Notes are prepayable in whole or in part at any time. The Notes are subject to representations, warranties, covenants and events of default customary for a senior note financing. If a payment default occurs, any Note holder may accelerate its Notes; if a non-payment default occurs, holders of 51% of the outstanding principal amount of the Notes may accelerate all the Notes.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Title of Document

10.1	Master Note Purchase Agreement dated March 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORPORATION
March 6, 2008	Name: /s/ Marshall D. Smith
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

10.1	Master Note Purchase Agreement dated March 6, 2008.